CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8/A of our report dated May 13, 2004 on the financial statements of Marx Toys & Entertainment Corp. for the year ended December 31, 2003.


                                /s/ Kempisty & Company, CPAs, P.C.
                                Kempisty & Company, CPAs, P.C.
                                New York, New York

Date: November 29, 2004